UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 1, 2013

IGNITE RESTAURANT GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35549	94-3421359
(State or other jurisdiction of Company or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

9900 Westpark Drive, Suite 300, Houston, Texas	77063
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 366-7500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of          Certain Officers; Compensatory Arrangements of Certain Officers.

(e)  On April 1, 2013, Ignite Restaurant Group, Inc. (the “Company”) entered into a separation and release agreement (“Agreement”) with Kevin T. Cottingim, the Company’s current Senior Vice President and Chief Administrative Officer, whereby Mr. Cottingim will discontinue full time employment with the Company effective April 1, 2013.

Pursuant to the terms of the Agreement, the Company will continue to employ Mr. Cottingim as a consultant through March 31, 2014.  Mr. Cottingim will receive bi-weekly severance payments equal to his current base salary for a period of 52 weeks, along with continued payment of the Company’s contribution towards his health benefits, and such payments shall also serve as Mr. Cottingim’s compensation for his services as a consultant.  The Agreement contains customary confidentiality provisions and a mutual release of claims between the Company and Mr. Cottingim, and Mr. Cottingim and will be subject to customary non-solicitation and non-competition covenants.

The foregoing description is only a summary and is qualified in its entirety by reference to the actual Agreement, which will be attached as an exhibit to the Company’s next Quarterly Report on Form 10-Q.

2

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 1, 2013

IGNITE RESTAURANT GROUP, INC.

By:	/s/ Michael J. Dixon
Michael J. Dixon
President and Chief Financial Officer

3